Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Termination of SEC Informal Inquiry

SUNNYVALE, Calif. — March 23, 2007 — QuickLogic Corporation (NASDAQ: QUIK) today announced that the Securities and Exchange Commission (SEC) has formally notified QuickLogic that the SEC informal inquiry related to QuickLogic’s historical stock option granting practices and related accounting has been terminated and that no enforcement action has been recommended to the Commission.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest power programmable solutions for the portable electronics, industrial, communications and military markets. The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such. Our wirewatch code is QUIK-G.

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